UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2014

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive

Suite 600

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 — SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On November 19, 2014, Crown Castle International Corp. (“Crown Castle”) held a special meeting of stockholders (“Special Meeting”) in connection with the previously announced Agreement and Plan of Merger dated September 19, 2014 (“Merger Agreement”), between Crown Castle and its wholly owned subsidiary, Crown Castle REIT Inc. (“CCR”). At the Special Meeting, a proposal to adopt the Merger Agreement was submitted to a vote of the holders of Crown Castle’s common stock (“Merger Proposal”). The Merger Proposal is described in detail in the definitive joint proxy statement/prospectus included in the Registration Statement on Form S-4 that Crown Castle and CCR filed with the Securities and Exchange Commission on Schedule 14A and Form 424B3, respectively, on October 14, 2014.

Approval of the Merger Proposal required the affirmative vote of the holders of a majority of the outstanding shares of Crown Castle’s common stock entitled to vote thereon (“Stockholder Merger Vote”). A quorum was present for the purpose of the Stockholder Merger Vote. According to the final report of the inspector of election, the Merger Proposal was approved. The final voting results for the Merger Proposal are as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
280,294,459	37,640	1,029,264	0

As there were sufficient votes to approve the Merger Proposal, a vote on a second proposal to approve the adjournment of the Special Meeting to solicit additional proxies if there were not sufficient votes at the time of the Special Meeting to approve the Merger Proposal was not needed.

ITEM 8.01 — OTHER ITEMS

On November 19, 2014, Crown Castle issued a press release announcing the results of the Special Meeting. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name:	E. Blake Hawk
Title:	Executive Vice President and General Counsel

Date: November 19, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 19, 2014